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                               LADISH CO., INC.
               (Name of Registrant as Specified in its Charter)


   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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                       LADISH RESPONDS TO GRACE BROTHERS

Urges Shareholders to Vote in Favor of Ladish's Nominees at Annual Meeting Tomorrow

Cudahy, WI, June 5, 2003 - Ladish Co., Inc. (www.ladishco.com) (Nasdaq: LDSH) gave the following statement in response to a press release issued today by Grace Brothers:

     The statements made today by Grace Brothers are completely disingenuous.

     Let us be clear.

         - How independent can a board controlled solely by a single minority shareholder be?

         - If successful, Grace Brothers would have hand-picked 6 out of 7 members of Ladish's Board of Directors.

         - Grace Brothers already has board representation in proportion to its ownership in Ladish.

         - Grace Brothers is attempting to take over Ladish with NO compensation to Ladish shareholders - FOR FREE!

     We see no benefit to shareholder value in electing Grace Brothers' nominees and urge our shareholders to act on the recommendation of Institutional Shareholder Services and vote FOR Ladish's director nominees on the WHITE card today.

Ladish shareholders who have questions or need assistance voting their shares can call the company's proxy solicitor, Innisfree M&A Incorporated, toll-free at (888) 750-5834. Banks and brokers can call collect at (212) 750-5833.

Ladish Co., Inc. is a leading producer of highly engineered, technically advanced components for the jet engine, aerospace and general industrial markets. Ladish is headquartered in Cudahy, Wisconsin with operations in Wisconsin, Oregon and Connecticut. Ladish common stock trades on Nasdaq under the symbol LDSH.

The company and certain other persons may be deemed participants in the solicitation of proxies from shareholders in connection with the company's 2003 Annual Meeting of Shareholders. Information concerning such participants is available in the company's Proxy Statement filed with the Securities and Exchange Commission on April 2, 2003. Shareholders are advised to read the company's Proxy Statement and other relevant documents when they become available, because they contain or will contain important information. Shareholders may obtain, free of charge, copies of the company's Proxy Statement and any other documents filed by the company with the SEC in connection with the 2003 Annual Meeting of Shareholders at the SEC's website at (http://www.sec.gov) or by contacting the company at the number listed below.

Contacts:

Joele Frank, Wilkinson Brimmer Katcher
Judy Wilkinson/Barrett Godsey
(212) 355-4449